UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) — January 6, 2006
American Spectrum Realty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16785	522258674

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5850 San Felipe, Suite 450 Houston, Texas 77057

(Address of Principal Executive Offices) (Zip Code)
(713) 706-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
Pro Forma Consolidated Balance Sheet
Pro Forma Consolidated Statement of Operations
Pro Forma Consolidated Statement of Operations
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
During 2005 and the subsequent interim period through January 6, 2006, American Spectrum Realty, Inc. (the “Company”), as part of its future business plan to exit non-core markets, sold four of its properties for a total sales price of $47.3 million, which represents approximately 25% of the Company’s consolidated assets reported as of December 31, 2004. The Company received net proceeds of $16.5 million, of which $11.1 million is being held in escrow as a source to assist the funding of future acquisitions in tax-deferred exchanges. The sales prices were negotiated amounts between the purchasers, which were unrelated parties, and the Company. The following table provides certain details on each property sold:

Sale	Property		Property
Date	Name	Location	Type	Purchaser
3/1/2005	Sorrento I	San Diego, CA	Industrial	Veralliance Properties, Inc.
9/22/2005	Richardson Plaza	Columbia, SC	Shopping Center	Richardson Station, Inc.
10/27/2005	The Lakes	Hazelwood, MO	Apartment	KH Lakes Investments, LLC
1/6/06	Mira Mesa	San Diego, CA	Office	CIP Real Estate

Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of the business acquired. Not Applicable.

(b)	Pro forma information.
The following unaudited pro forma consolidated financial statements are filed with this report:
          Pro Forma Consolidated Balance Sheet as of September 30, 2005
          Pro Forma Consolidated Statements of Operations:
                    Nine Months Ended September 30, 2005
                    Year Ended December 31, 2004
The pro forma consolidated balance sheet presented as of September 30, 2005 reflects the financial position of the Company after giving effect to the sale of the properties assuming the sales occurred on September 30, 2005, and includes adjustments which give effect to events that are directly attributable to the transaction, are factually supportable and have a continuing impact.
The pro forma statements of operations are presented for the year ended December 31, 2004, and the nine months ended September 30, 2005. The pro forma statements of operations present the Company’s operations as if the transactions described in Item 2.01 had occurred on January 1, 2004.

American Spectrum Realty, Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2005

		Pro Forma
(In 000's)	Historical	Adjustments		Pro Forma
ASSETS
Real estate held for investment	179,265	(10,089	)(a)	169,176
Accumulation depreciation	31,921	(2,450	)(a)	29,471

Real estate held for investment, net	147,344	(7,639)		139,705
Real estate held for sale	13,453	(13,453)		—
Cash and cash equivalents	848	1,779	(b)	2,627
Tenant and other receivables, net of allowance for doubtful accounts	718	—		718
Deferred rents receivable	1,688	(161	)(c)	1,527
Deposits held in escrow	552	10,609	(d)	11,161
Investment in management company	4,000	—		4,000
Prepaid and other assets, net	10,234	(359	)(a)	9,875

Total Assets	178,837	(9,224)		169,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of premiums	134,835	(8,997	)(a)	125,838
Notes payable, litigation settlement	9,512	—		9,512
Liabilities related to real estate held for sale	11,969	(11,969	)(b)
Accounts payable	2,734	—		2,734
Deferred tax liability	1,109	—		1,109
Accrued and other liabilities	6,764	(463	)(a)	6,301

Total Liabilities	166,923	(21,429)		145,494
Minority Interest	4,913	1,587	(e)	6,500
Commitments and Contingencies:
Stockholders’ Equity:
Preferred stock	—	—		—
Common stock	16	—		16
Additional paid in capital	46,055	—		46,055
Accumulated deficit	(36,428)	10,618	(e)	(25,810)
Receivable from principal stockholders	(950)	—		(950)
Treasury stock	(1,692)	—		(1,692)

Total Stockholders’ Equity	7,001	10,618		17,619
Total Liabilities and Stockholders’ Equity	178,837	(9,224)		169,613

(a)	To eliminate the assets sold and the liabilities assumed or paid at closing for those assets. Based on amounts included in the consolidated balance sheet on September 30, 2005.

(b)	To eliminate the assets sold and liabilities paid for those assets classified as held for sale.

(c)	Cash received from property sales (net of deposits held in escrow, assumption of debt, repayments of debt and sales costs).

(d)	Proceeds from property sales held in escrow which are anticipated to be used for future acquisitions in tax-deferred exchanges.

(e)	Assumes sale of properties occurred on September 30, 2005.

American Spectrum Realty, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005

		Pro Forma
(In 000’s)	Historical	Adj’s (a)	Pro Forma
REVENUES:
Rental revenue	17,955	(1,041)	16,914
Interest and other income	334	—	334

Total revenues	18,289	(1,041)	17,248

EXPENSES:
Property operating	7,791	(614)	7,177
General and administrative	2,745	—	2,745
Depreciation and amortization	7,791	(730)	7,061
Interest expense	8,004	(604)	7,400

Total expenses	26,331	(1,948)	24,383

Net (loss) income before minority interest	(8,042)	907	(7,135)

Minority interest	555	(113)	442

Net (loss) income from continuing operations	(7,487)	794	(6,693)

Basic per share data:
Net (loss) income from continuing operations	(5.08)	0.53	(4.55)

Number of shares used	1,472,549	1,472,549	1,472,549

(a)	To eliminate the results of operations for the properties sold for the entire period.

American Spectrum Realty, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004

		Pro Forma
(In 000's)	Historical	Adj's (a)	Pro Forma

REVENUES:
Rental revenue	26,923	(4,544)	22,379
Interest and other income	235	—	235

Total revenues	27,158	(4,544)	22,614

EXPENSES:
Property operating	10,582	(2,388)	8,194
General and administrative	4,438	—	4,438
Depreciation and amortization	10,433	(1,800)	8,633
Interest expense	11,996	(1,695)	10,301

Total expenses	37,449	(5,883)	31,566

OTHER INCOME (LOSS):
Net loss on extinguishment of debt	(729)	613	(116)

Total other income (loss)	(729)	613	(116)

Net (loss) income before income tax benefit, minority interest and discontinued operations	(11,020)	1,952	(9,068)

Income tax benefit	2,222	—	2,222

Net (loss) income before minority interest and discontinued operations	(8,798)	1,952	(6,846)

Minority interest	1,299	(244)	1,055

Net (loss) income from continuing operations	(7,499)	1,708	(5,791)

Gain on sale of properties (b)	—	15,543	15,543

Net (loss) income from continuing operations and gain on sale of properties	(7,499)	17,251	9,752

Basic per share data:
Net (loss) income from continuing operations	(4.83)	1.10	(3.73)
Gain on sale of properties	—	10.02	10.02

Net (loss) income from continuing operations and gain on sale of properties	(4.83)	11.12	6.29

Number of shares used	1,551,189	1,551,189	1,551,189

(a)	To eliminate the results of operations for the properties sold for the entire period.

(b)	Assumes the sales of the properties occurred on January 1, 2004. Gain lower than expected to be reported due to the higher basis in the properties, ie depreciation taken from January 1, 2004 through the date of the sales reflected in the pro forma.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.
By:	/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President, Acting Chief Financial Officer and Chief Executive Officer

Date: January 12, 2006